Exhibit 10.2

WARRANT AND PREFERRED STOCK PURCHASE AGREEMENT

This Warrant and Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into as of March 8, 2016, by and between Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), and AF IV Energy LLC, a Delaware limited liability company (“AFIV”).

RECITALS

WHEREAS, pursuant to, and subject to the terms and conditions of, the Credit Agreement dated as of the date hereof among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, Goldman Sachs Lending Partners LLC, as sole lead arranger, sole bookrunner and syndication agent, Stephens Inc., as manager, and Wilmington Trust, N.A., as administrative agent (the “Credit Agreement”), the lenders have agreed to make terms loans in the aggregate principal amount of $350,000,000 to the Company; and

WHEREAS, in connection with the transactions contemplated by the Credit Agreement, the Company desires to sell to the purchasers on Schedule I (each, a “Purchaser” and collectively, the “Purchasers”), and the Purchasers desire to purchase from the Company, (i) the warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), to purchase common stock of the Company, par value $0.10 per share (“Common Stock”), on the terms and conditions set forth in this Agreement, and (ii) an aggregate of 3,500 shares of the Company’s Special Voting Preferred Stock, $0.10 par value per share (“Preferred Stock”, together with the Warrants, the “Securities”), having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation substantially in the form attached to this Agreement as Exhibit B (the “Certificate of Designation”).

NOW, THEREFORE, in consideration of the foregoing recital and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

1.                                      SALE AND PURCHASE OF SECURITIES.

1.1                               Sale and Purchase of Warrants. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, the Company agrees to issue, sell and deliver to each Purchaser and AFIV shall cause each Purchaser to purchase from the Company, a Warrant to purchase the number of shares (the “Warrant Shares”) of Common Stock to be set forth opposite such Purchaser’s name set forth on the Allocation Schedule (as defined below) in consideration of the payment of the amount to be set forth opposite such Purchaser’s name on the Allocation Schedule. Each of the Warrants shall be issued to the Purchasers, and AFIV shall cause each of the Purchasers to fund the purchase price for such Purchaser’s Warrant, on the date that all of the conditions set forth in Section 2.1 (such conditions, the “Closing Conditions” and such date, the “Closing Date”) have been satisfied.

1.2                               Sale and Purchase of Preferred Stock. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, the Company agrees to issue, sell and deliver to each Purchaser and AFIV shall cause each

Purchaser to purchase from the Company, the number of shares of Preferred Stock to be set forth opposite such Purchaser’s name set forth on the Allocation Schedule in consideration of the payment of the amount to be set forth opposite such Purchaser’s name on the Allocation Schedule. Each of the shares of Preferred Stock shall be issued to the Purchasers, and AFIV shall cause each of the Purchasers to fund the purchase price for such Purchaser’s Preferred Stock, on the Closing Date.

1.3                               Allocation Schedule. At least two business days prior to the Closing Date, AFIV shall deliver a schedule (the “Allocation Schedule”) to the Company setting forth allocations of the following for each Purchaser: (a) the number of Warrant Shares and the purchase price therefor and (b) the number of shares of Preferred Stock and the purchase price therefor; provided that (x) the aggregate number of Warrant Shares to be allocated pursuant to the Allocation Schedule shall equal 2,251,364 shares, and the aggregate purchase price therefore shall equal $16,762,996, and (y) the aggregate number of shares of Preferred Stock to be allocated pursuant to the Allocation Schedule shall equal 3,500 shares, and the aggregate purchase price therefore shall equal $350.

2.                                      CLOSING.

2.1                               Conditions Precedent. The issuance of Securities contemplated by this Agreement shall be subject to satisfaction or waiver (either prior to or concurrently with the issuance to the Purchasers of the Securities) of each of the following conditions; provided that the condition in clause (d) shall be solely for the benefit of (and only waivable by) AFIV and the condition in clause (e) shall be solely for the benefit of (and only waivable by) the Company:

(a) Each of the conditions to the obligations of the lenders to make loans on the Availability Date (as defined in the Credit Agreement) shall have been satisfied or waived in accordance with Section 11.02 of the Credit Agreement;

(b) The funding of the term loans under the Credit Agreement shall have occurred;

(c) The NYSE shall have authorized, upon official notice of issuance, the listing of the Common Stock issuable upon exercise of the Warrants;

(d) The representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date; and

(e) The representations and warranties of the Purchasers and AFIV shall be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date.

2.2                               Closing Deliverables. On the Closing Date (or with respect to clause (d) below, as soon as practicable after the Closing Date), the following actions shall occur:

(a) The Company shall deliver to each Purchaser a duly executed counterpart of a Warrant representing the number of Warrant Shares corresponding with the Allocation Schedule;

(b) AFIV shall cause each Purchaser to deliver to the Company a duly executed counterpart of the Warrant representing the number of Warrant Shares corresponding with the Allocation Schedule;

(c) The Company shall deliver to AFIV certified evidence from the Secretary of State of the State of Delaware with respect to the filing of the Certificate of Designation;

(d) The Company shall deliver to each Purchaser a duly executed certificate of Preferred Stock representing the number of shares corresponding with the Allocation Schedule;

(e) The Company shall deliver to the Purchasers a duly executed counterpart of the Registration Rights Agreement by and among the Company, the Purchasers and the other parties thereto, in substantially the form attached hereto as Exhibit C (the “Registration Rights Agreement”);

(f) AFIV shall cause each Purchaser to deliver to the Company a duly executed counterpart of the Registration Rights Agreement;

(g) The Company shall deliver to the Purchasers a duly executed counterpart of the Standstill Agreement by and between the Company and each Purchaser, in substantially the form attached hereto as Exhibit D (the “Standstill Agreement”); and

(h) AFIV shall cause each Purchaser to deliver to the Company a duly executed counterpart of the Standstill Agreement.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to the Purchasers as of the date hereof and as of the Closing Date as follows:

3.1                               Credit Agreement. The representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Credit Agreement are true and correct.

3.2                               Warrants. Sufficient shares of Common Stock have been reserved by appropriate corporate action of the Company in connection with the prospective exercise of the Warrants for up to 2,251,364 shares of Common Stock. Except as contemplated by the Warrants, the issuance of the Warrant Shares (a) does not require any further corporate action by the board of directors of the Company, (b) is not subject to the preemptive rights of any present stockholders of the Company and (c) does not conflict with any provisions of any agreement to which the Company is a party or by which it is bound.  All Warrant Shares, when issued upon exercise of the Warrants in accordance with their terms against payment of the exercise price thereof, will be duly authorized and validly issued.

3.3                               Securities. All Securities, when issued in accordance with their terms, will be duly authorized and validly issued.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.  With respect to each Purchaser as of the date hereof and as of the Closing Date, AFIV hereby represents and warrants to the Company as follows:

4.1                               Organization and Good Standing.  Each Purchaser is duly organized and existing in good standing in its jurisdiction of organization.

4.2                               Authorization. The execution, delivery and performance by each Purchaser of its Warrant, the Registration Rights Agreement and the Standstill Agreement (a) are within such Purchaser’s power and authority, (b) have been duly authorized by all necessary corporate, partnership or limited liability company proceedings on the part of such Purchaser, (c) do not conflict with or result in any material breach of any provision of or the creation of any lien upon any property of such Purchaser or require any unobtained consent or approval pursuant to (x) any governing documents of such Purchaser, except for such necessary corporate, partnership or limited liability company approvals as shall have been received prior to the Closing Date, or (y) any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument applicable to such Purchaser. AFIV has the power and authority to make the representations and warranties in this Section 4 on behalf of each such Purchaser, and the Company is entitled to rely on such representations and warranties as if made by such Purchaser.

4.3                               Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or agency is required by or with respect to such Purchaser in connection with the execution, delivery and performance by such Purchaser of the consummation of the transactions contemplated hereby.

4.4                               Investment Matters. The representations and warranties set forth in Section 19 of each Purchaser’s Warrant are true and correct as to the Warrant, the Warrant Shares and shares of Preferred Stock issuable to such Purchaser pursuant to this Agreement.

5.                                      REPRESENTATIONS AND WARRANTIES OF AFIV.  AFIV hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

5.1                               Organization and Good Standing.  AFIV is a limited liability company duly organized and existing in good standing in the State of Delaware.

5.2                               Authorization. The execution, delivery and performance by AFIV of this Agreement (a) are within AFIV’s power and authority, (b) have been duly authorized by all necessary limited liability company proceedings on the part of AFIV, (c) do not conflict with or result in any material breach of any provision of or the creation of any lien upon any property of AFIV or require any unobtained consent or approval pursuant to (x) any governing documents of AFIV, except for such necessary corporate, partnership or limited liability company approvals as shall have been received prior to the Closing Date, or (y) any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument applicable to AFIV.

5.3                               Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or agency is required by or with respect to AFIV in connection with the execution, delivery and performance by AFIV of this Agreement.

6.                                      MISCELLANEOUS.

6.1                               Notices. All notices or other communications given or made hereunder will be in writing and will be deemed to have been given when delivered personally or by facsimile or electronic mail to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, in each case directed to (a) AFIV at the address set forth on the signature page hereto and (b) the Company at Six Desta Drive, Suite 6500, Midland, Texas 79705, Attention: Mel G. Riggs, Facsimile No. (432) 688-3247.

6.2                               Entire Agreement.  This Agreement and the agreements contemplated hereby constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral.  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall effect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.3                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any rules, principles or provisions of choice of law or conflict of laws.

6.4                               Severability.  If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

6.5                               Waiver.  Any party may waive compliance by any other party with any provision of this Agreement.  No waiver of any provision shall be construed as a waiver of any other provision.  Any waiver must be in writing.

6.6                               Assignment.  No party may assign any of its rights or delegate any of its duties under this Agreement without the consent of the other parties.

6.7                               Amendments.  This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party or parties entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.

6.8                               Termination.  This Agreement shall automatically terminate if the Closing Conditions have not been satisfied (or otherwise waived by the applicable party) by March 31, 2016; provided that the parties hereto shall not be released from any liability or breach hereof occurring prior to such termination.

6.9                               Further Cooperation and Assurances.  Each of the parties hereto shall cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

6.10                        Specific Performance. The parties hereto agree that irreparable damages would occur in the event that any provision in this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity that may be available.

6.11                        Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

6.12                        Counterparts.  This Agreement may be executed in any number of counterparts (including by electronic means) and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

6.13                        Descriptive Headings; Interpretation.  Section headings used in this Agreement are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, such agreement.

6.14                        No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE COMPANY:

CLAYTON WILLIAMS ENERGY, INC.

By:	/s/ Michael L. Pollard
Name:	Michael L. Pollard
Title:	Senior Vice President

[Signature Page to Warrant and Preferred Stock Purchase Agreement]

PURCHASER:

AF IV Energy LLC

By:	/s/ Nathan W. Walton
Name:	Nathan W. Walton
Authorized Signatory

Address for Notices:

Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
Attention: Nathan Walton and Naseem Sagati
Facsimile: (310) 432-8701
Email: walton@aresmgmt.com
nsagati@aresmgmt.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, Texas 77002
Attention: Matthew R. Pacey, P.C. and Lucas E. Spivey
Facsimile: (713) 835-3601
Email: matt.pacey@kirkland.com
lucas.spivey@kirkland.com

[Signature Page to Warrant and Preferred Stock Purchase Agreement]

SCHEDULE I

Purchasers

Purchaser

AF IV Energy AIV A1, L.P.

AF IV Energy AIV A2, L.P.

AF IV Energy AIV A3, L.P.

AF IV Energy AIV A4, L.P.

AF IV Energy AIV A5, L.P.

AF IV Energy AIV A6, L.P.

AF IV Energy AIV A7, L.P.

AF IV Energy AIV B1, L.P.

AF IV (U), L.P.

Total

EXHIBIT A

Form of Warrant

(see attached)

NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

CLAYTON WILLIAMS ENERGY, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 2016-[•]

Number of Shares of Common Stock: [•] ([•])

Date of Issuance: [•], 2016 (“Issuance Date”)

Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), certifies that, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, [•], a [•][•], the registered holder hereof, or its permitted assigns (the “Holder”), is entitled, subject to the terms and conditions hereof, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 5:30 p.m., New York City time, on the Expiration Date (as defined below), up to [•] ([•]) fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”).

1.             EXERCISE OF WARRANT.

(a)           Mechanics of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date and on or before the Expiration Date, in whole or in part (but not as to fractional shares), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds (a “Cash Exercise”) or (B) if the conditions for Cashless Exercise (as defined in Section 1(c)) set forth in Section 1(c) are satisfied, by notifying the Company in

Exhibit A-1

the Exercise Notice that this Warrant is being exercised pursuant to a Cashless Exercise, and (iii) delivery of the applicable Tax Documentation, as described below (the items under (i), (ii) and (iii) above, the “Exercise Delivery Documents”).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  On or before the first Trading Day following the date on which the Company has received the Exercise Delivery Documents (the date upon which the Company has received all of the Exercise Delivery Documents, the “Exercise Date”), the Company shall transmit by facsimile or e-mail transmission an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”).  The Company shall deliver any objection to the Exercise Delivery Documents on or before the second Trading Day following the date on which the Company has received all of the Exercise Delivery Documents and any dispute with respect to such objection shall be resolved in accordance with Sections 1(d) and 13.  On or before the third Trading Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall cause the Transfer Agent to register by book entry, as described in Section 1(g) below, the transfer and delivery of the Warrant Shares issuable to the Holder upon such exercise and deliver to the Holder an Ownership Notice (as defined in Section 1(g)) relating to such Warrant Shares.  Notwithstanding the preceding sentence, in the event the Holder exercises the Warrant in connection with a pending sale transaction of the Warrant Shares issuable to the Holder upon such exercise, the Company shall use commercially reasonable efforts to cause the Transfer Agent to register such transfer and delivery of the Warrant Shares no later than the Trading Day on which the Company has received all of the Exercise Delivery Documents. Upon delivery of the Exercise Delivery Documents to the Company, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date registration of such Warrant Shares in the Holder’s name or delivery of the Ownership Notice in respect thereof to Holder occurs.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Trading Days after any such submission and at its own expense, issue a new Warrant (in accordance with Section 7(f)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant has been and/or is exercised.  The Company shall pay any and all transfer taxes and other expenses of the Company and the Holder(s) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.  All Warrant Shares issued upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholders of the Company and free and clear of all liens.  At the time the Holder delivers an Exercise Notice to the Company, the Holder also shall deliver to the Company, in a form reasonably acceptable to the Company, whichever of the following is applicable: (i) a certification of non-foreign status which meets the requirements of Treasury

Exhibit A-2

Regulation section 1.1445-2(b)(2) and a properly completed Internal Revenue Service (“IRS”) Form W-9, (ii) a certification from an authorized person for the Holder that on each date on which the Holder (or any person whose ownership of Warrants would be attributable to such Holder pursuant to the last sentence of Temporary Treasury regulation section 1.897-9T(b) (a “Related Owner”)) acquired a Warrant, the aggregate fair market value on such date of all Warrants beneficially owned by such Holder (plus any Warrants owned by any Related Owners), did not exceed 5% of the product of (a) the average price of Common Stock on such date, and (b) the number of shares of Common Stock outstanding on such date, and a properly completed applicable IRS Form W-8 (including IRS Forms W-8BEN, W-8BEN-E and W-8IMY and any required attachments), (iii) a notice of nonrecognition transaction that meets the requirements of Treasury Regulation section 1.1445-2(d)(2) and a properly completed applicable IRS Form W-8 (including IRS Forms W-8BEN, W-8BEN-E and W-8IMY and any required attachments) or (iv) such other documentation as may be required at the time of exercise to establish a complete exemption from withholding of tax (the items described in subparagraphs (i) through (iv) are referred to as “Tax Documentation”).  If the Company does not receive Tax Documentation from the Holder establishing a complete exemption from withholding tax, the Holder shall nonetheless be entitled to exercise the Warrant and the Company shall be entitled to withhold such portion of the Warrant Shares as are required to satisfy the applicable withholding tax.

(b)           Exercise Price.  For purposes of this Warrant, “Exercise Price” means $22.00 per share of Common Stock, subject to adjustment as provided herein.

(c)           Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A =                 the total number of shares with respect to which this Warrant is then being exercised.

B =                 the arithmetic average of the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) on the 10 Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C =                 the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date. The parties hereto intend that for all applicable income tax purposes, a Cashless Exercise of this Warrant shall be treated by the

Exhibit A-3

parties as a tax-free recapitalization of the Company under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”).  Unless otherwise required by applicable tax law at the time this Warrant is exercised or by a “determination” as defined in Section 1313 of the Code, the Company and the Holder shall not take any actions or positions that are inconsistent with the preceding sentence.

(d)           Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed pending resolution of such dispute.

(e)           No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(f)            Exchange Act Filings. The Holder agrees and acknowledges that it shall have sole responsibility for making any applicable filings with the U.S. Securities and Exchange Commission pursuant to Sections 13 and 16 of the Exchange Act as a result of its acquisition of any Warrant and the Warrant Shares and any future retention or transfer thereof.

(g)           Book Entry; Ownership Notice.  Any Warrant Shares issued hereunder shall be in uncertificated, book-entry form, as permitted by the Company’s Bylaws and the Delaware General Corporation Law.  The Transfer Agent shall maintain the register for the Common Stock and such book-entry system.  Upon any exercise of this Warrant, the Company shall deliver (or cause the Transfer Agent to deliver) to the Holder a screen shot of the Transfer Agent’s records or such other instrument as the Transfer Agent shall typically issue in such circumstance indicating the registration of transfer to the Holder by book entry of the number of shares of Common Stock issuable to the Holder upon such exercise of the Warrant (an “Ownership Notice”).  The Transfer Agent’s records and any Ownership Notices shall contain the legend set forth in Section 19(d) (or an equivalent notation reflecting the transfer restrictions described in such legend) until such time as the legend may be removed in accordance with Section 19(d).

(h)           Limitations on Exercises Subject to Stockholder Approval. In the event that any exercise pursuant to this Section 1 prior to the date of the Stockholder Approval (as defined below) would result in the issuance of Warrant Shares that (i) have, or will have upon issuance, voting power in excess of 19.99% of the voting power of the Common Stock outstanding before the Issuance Date or (ii) represent, or will represent upon issuance, in excess of 19.99% of the number of shares of Common Stock outstanding before the Issuance Date  (each of (i) and (ii), the “Warrant Exercise Cap”), notwithstanding anything to the contrary in this Warrant, the Company shall have no obligation to issue and deliver Warrant Shares in excess of the Warrant Exercise Cap unless and until the approval of the requisite holders of the issued and outstanding voting capital stock of the Company required by the listing requirements of the Principal Market shall have been obtained (the “Stockholder Approval”).  The Company shall have a continuing obligation to use commercially reasonable efforts to seek the Stockholder

Exhibit A-4

Approval, with such obligation commencing promptly following the Issuance Date and ending at such time as the Stockholder Approval has been obtained.  Upon each such adjustment of the Exercise Price hereunder, the number of shares of Common Stock issuable upon exercise of this Warrant shall be reduced to the Maximum Amount.

2.             ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)           Adjustment upon Subdivision or Combination of Shares of Common Stock.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Adjustment upon Issuance of Common Stock. Except as otherwise provided herein, if the Company at any time on or after the Issuance Date issues or sells, or in accordance with Sections 2(c) and 2(d) is deemed to have issued or sold, any shares of Common Stock (other than Excluded Securities) for a consideration per share less than the Exercise Price in effect immediately prior to such time, then immediately upon such issuance or sale, the Exercise Price shall be reduced to the Exercise Price determined according to the following formula:

Exercise Price = (A x B) + C
D

For purposes of the foregoing formula:

A =                 the Exercise Price in effect immediately prior to such issuance or sale.

B =                 the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale.

C =                 the consideration, if any, received by the Company upon such issuance or sale (or, with respect to a Convertible Security, the Fair Market Value of the Convertible Security as of the date of such issuance or sale).

D =                 the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale.

Upon each such adjustment of the Exercise Price hereunder, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior

Exhibit A-5

to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(c)           Adjustment upon Issuance of Rights or Options.  If the Company in any manner grants or sells any Options (other than Excluded Securities) and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options (other than Excluded Securities) is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share.  For purposes of this paragraph, the “price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities” shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.  No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(d)           Adjustment upon Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this paragraph, the “price per share for which Common Stock is issuable upon conversion or exchange thereof” shall be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

Exhibit A-6

(e)           Treatment of Expired Options and Unexercised Convertible Securities.  Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares issuable hereunder shall be adjusted immediately to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.  For purposes of this Section 2(e), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of this Warrant.

(f)            Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor.  In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value of such consideration.

(g)           Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

(h)           Treasury Shares; Record Date. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any subsidiary of the Company, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Stock.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(i)            Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant so as to protect the rights of the Holder; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Common Stock issuable as otherwise determined pursuant to this Section 2.

(j)            Par Value.  Notwithstanding anything to the contrary in this Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Stock.

Exhibit A-7

(k)           Special Distributions.  In case the Company shall declare a dividend or make any other distribution (excluding dividends payable in shares of its Common Stock and other dividends or distributions referred to in Section 2(a)), including, without limitation, in property or assets, to holders of Common Stock (a “Non-Cash Distribution”), then the board of directors of the Company  shall make provision so that upon the exercise of the Warrant, the Holder or the Holder’s subsequent permitted transferee(s) shall be entitled to receive such dividend or distribution that the Holder would have received had the Warrant been exercised immediately prior to the record date for such dividend or distribution.  In case the Company shall declare a dividend or make any other distribution in cash or cash equivalents to holders of Common Stock (a “Cash Distribution” and together with a Non-Cash Distribution, a “Special Distribution”), then the Exercise Price in effect immediately prior to such Cash Distribution will be reduced by the per share amount of any such Cash Distribution. When a Special Distribution is made, the Company shall promptly notify the Holder of such event in writing and the dividend or other distribution that the Holder is entitled to receive.

(l)            Limitations on Adjustments Subject to Stockholder Approval. In the event that any adjustment to the shares of Common Stock issuable pursuant to this Section 2 prior to the date of the Stockholder Approval would result in the issuance of Warrant Shares in excess of the Warrant Exercise Cap, notwithstanding anything to the contrary in this Warrant, the Company shall have no obligation to make an adjustment to the shares of Common Stock issuable in accordance with the terms hereof unless and until the Stockholder Approval has been obtained.

3.             FUNDAMENTAL TRANSACTIONS.

(a)           Prior to the occurrence of any Fundamental Transaction, the Company shall make appropriate provision to ensure that the Successor Entity shall deliver upon exercise of this Warrant, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to the record date for such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to the record date for such Fundamental

Exhibit A-8

Transaction, as adjusted in accordance with the provisions of this Warrant.In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to the record date for such Fundamental Transaction.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and any adjustment under this Section 3 shall be without duplication for any adjustment or distribution made under Section 2.

(b)           In the event that the Company at any time grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”) the then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), immediately before the record date for the grant, issuance or sale of such Purchase Rights, or, if no such record date is established, the date as of which the record holders of shares of Common Stock are determined for the grant, issue or sale of such Purchase Rights.

4.             NO DUPLICATIVE ADJUSTMENT; LIMIT ON ADJUSTMENTS.Any adjustments or distribution rights under any provision of Sections 2 or 3 shall be made without duplication for any other adjustment or participation right under any other provision of Section 2 or 3.  In addition, if the Holder or the Company reasonably believes, based on the written opinion of legal counsel, that any regulatory or stockholder approval, including under applicable anti-trust laws or applicable rules and regulations of any national securities exchange or over-the-counter market on which the Common Stock is listed for trading, is required prior to the Holder acquiring any Purchase Rights it has elected, or is otherwise entitled, to acquire pursuant to Section 3(b), the Holder shall not be required to make such acquisition, and the Company shall delay such issuance of the Purchase Rights to the Holder until such approval has been obtained (or, in the case of applicable anti-trust laws, the required filings have been completed and any applicable waiting period has expired).  The Company shall use commercially reasonable efforts to comply promptly with all applicable regulatory requirements related to obtaining such approvals.  If the preceding sentence of this Section 4 applies, nothing in Section 3(b) shall prevent the Company from proceeding with the issuance of the Purchase Rights to the other holders of Common Stock who have elected, or are otherwise entitled, to acquire such Purchase Rights other than the portion of the Purchase Rights that the Holder is entitled to acquire pursuant to Section 3(b).

Exhibit A-9

5.             RESERVATION OF WARRANT SHARES.The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Warrant.The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  If, notwithstanding the foregoing, and not in limitation thereof, at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock (the “Required Reserve Amount”) equal to the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all this Warrant (without regard to any limitations on exercise contained herein) (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this entire Warrant.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall solicit its stockholders’ approval of such increase in authorized shares of Common Stock and use commercially reasonable efforts to cause its board of directors to recommend to the stockholders that they approve such proposal. The Company shall not (i) effect any subdivision (by way of stock split, stock dividend, recapitalization or otherwise) of its outstanding Common Stock into a greater number of shares of Common Stock which would result, pursuant to Section 2(a) (without giving effect to Section 2(b)), or (ii) take any action which would require an adjustment of the Exercise Price under Section 2(b) which would result, in each case, in a reduction of the Exercise Price below the par value of the shares of Common Stock then in effect unless on or prior to such subdivision or action the par value of such shares of Common Stock is reduced to the extent necessary (or another adjustment reasonably acceptable to the Required Holders and the Company is made) to permit the adjustments under Section 2(a) or Section 2(b), as applicable, which would otherwise be made in connection therewith, but for the restriction of Section 2(j), and to permit the Warrants to be exercised into Warrant Shares that are fully paid after giving effect to such adjustments.

6.             WARRANT HOLDER NOT DEEMED A STOCKHOLDER.Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of shares of  capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.In

Exhibit A-10

addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.             REGISTRATION AND REISSUANCE OF WARRANTS.

(a)           Registration of Warrant.The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.The Company shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register.

(b)           Transfer of Warrant.  Subject to the terms and conditions hereof, including the restrictions on transfer set forth in Section 7(c), this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed assignment (in the form attached hereto as Exhibit B) at the principal office of the Company.  Any transfer or assignment of this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) shall be made only in compliance with all applicable securities laws and, if requested by the Company, following delivery to the Company of a legal opinion reasonably satisfactory to the Company confirming such compliance.  If this Warrant is to be transferred in accordance with the terms hereof, the Holder shall (i)  surrender this Warrant to the Company together with all applicable transfer taxes, whereupon the Company will promptly issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(f)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(e)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred and (ii) provide advance written notice to the Company of the Warrant being transferred, the name and notice details of the transferee and an instrument duly executed by the transferee whereby such transferee makes the representations set forth in Section 19 of this Warrant and agrees to be bound by all obligations of the Holder under this Warrant.Any transfer of the Warrant or Warrant Shares which is not made in accordance with the terms of this Section 7 shall be void.

(c)           Restrictions on Transfer.  The Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant may be transferred or assigned to any Person without the consent of the Company; provided that (i) any such transferee shall agree in writing to be bound by all obligations of the Holder under this Warrant, and (ii) to the extent that such transferee, after giving effect to such transfer, would own (beneficially or of record) 5% percent or more of the issued and outstanding shares of Common Stock or other equity securities of the Company (assuming exercise by such transferee of the Warrant and the issuance and delivery of Warrant Shares to such transferee) then such transferee, as a condition to such transfer, shall execute and deliver to the Company a standstill agreement, substantially in the form attached hereto as Exhibit C; provided further that the Company’s prior written consent shall be required

Exhibit A-11

with respect to any transfer or assignment of this Warrant or the Warrant Shares to a Competitor (which consent may be withheld in the sole and absolute discretion of the Company).

(d)           Lost, Stolen or Mutilated Warrant.Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(f)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(e)           Exchangeable for Multiple Warrants.This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 7(f)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that the Company shall not be required to issue Warrants for fractional shares of Common Stock hereunder.

(f)            Issuance of New Warrants.Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall (i) be of like tenor with this Warrant, (ii) represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(b) or Section 7(d), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) have the same rights and conditions as this Warrant.

8.             NOTICES.Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the information set forth in the Warrant Register.The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including, in reasonable detail, a description of such action and the reason or reasons therefore.Without limiting the generality of the foregoing, the Company will give written notice to the Holder (a)  following any adjustment of the Exercise Price or Warrant Shares issuable upon exercise hereof, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (b) at least 20 days prior to the record date (i) with respect to any dividend or distribution upon the shares of Common Stock, (ii) with respect to any grants, issuances or sales of any Options, Convertible Securities, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock or (iii) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided, that in each case, such information shall be made known to the public prior to or within three Trading Days of such notice being provided to the Holder.

Exhibit A-12

9.             NONCIRCUMVENTION.The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10.          AMENDMENT AND WAIVER.Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders.Any amendment or waiver approved by the Required Holders and any other approval or consent granted by the Required Holders hereunder shall be effective and binding on all current and future holders of the Warrants.

11.          GOVERNING LAW.This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.The Company and the Holder each hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.The Company and the Holder each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the address of such party set forth on the signature pages hereto (or as otherwise specified in writing to the other party) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.Nothing contained herein shall be deemed or operate to preclude the Holder or the Company from bringing suit or taking other legal action against the other party in any other jurisdiction to enforce this Warrant or settle any claim relating hereto.THE COMPANY AND THE HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.          CONSTRUCTION; HEADINGS.This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as

Exhibit A-13

the drafter hereof.The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.          DISPUTE RESOLUTION.  Any dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares must be raised by the Required Holders or the Company.  In the case of any such dispute, the Company shall submit the disputed determinations or arithmetic calculations, as the case may be, to the Holder, via facsimile within two Trading Days of receipt of the Exercise Notice giving rise to such dispute.  If the Required Holders and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company and the Holder shall, within two Trading Days submit via facsimile their respective disputed determinations of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Required Holders.  The Company shall cause the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Trading Days from the time it receives the disputed determinations or calculations.  Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.  The expenses of the investment bank will be borne by the Company unless the investment bank determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Required Holders was incorrect, in which case the expenses of the investment bank and accountant will be borne ratably by the Holder and any other holders of Warrants based on the number of Warrant Shares into which their respective Warrants are exercisable.  Any determination or agreement by the Required Holders as to a disputed item shall be binding on all current and future holders of Warrants.  Nothing in this Section 13 shall be deemed to modify or mitigate the terms of Section 1(d) hereof.

14.          SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provisions(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provisions(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provisions(s).

15.          REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such

Exhibit A-14

breach may be inadequate.The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach.

16.          LIMITATION ON LIABILITY.No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares hereunder, shall give rise to any liability of the Holder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

17.          SUCCESSORS AND ASSIGNS.This Warrant shall bind and inure to the benefit of and be enforceable by the Company and the Holder and their respective successors and permitted assigns.

18.          CERTAIN DEFINITIONS.For purposes of this Warrant, the following terms shall have the following meanings:

(a)           “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, for purposes of this Warrant, the Company, on the one hand, and the Holder, on the other, shall not be considered Affiliates.

(b)           “Ares” means Ares Management LLC, its affiliated investment managers and funds or accounts managed by any of them.

(c)           “Bloomberg” means Bloomberg LP or, if Bloomberg ceases to provide quotations for the Common Stock, such other nationally recognized quotation service as the Company shall select.

(d)           “Common Stock” means (i) the Company’s Common Stock, $0.10 par value per share, and (ii) any capital stock into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e)           “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(c) and 2(d) regardless of whether the Options and Convertible Securities are actually exercisable or convertible at such time.

(f)            “Competitor” means any entity that is an operating company which directly engages in the exploration for and production of oil and natural gas (it being agreed that “Competitor” shall not include (i) any entity whose primary business is to be a lender, investor or similar venture and (ii) the Holder or any affiliated entity of the Holder solely as a result of loans to, or investments in, such entity, in each case with respect to the preceding clauses (i) and (ii) whether or not such entities are indirectly engaged in the exploration for and production of oil and natural gas as a result of having made such loans or investments).

Exhibit A-15

(g)           “Convertible Security” means any stock, equity securities, debt securities or similar instruments that are convertible (directly or indirectly) into or exchangeable for Common Stock.

(h)           “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT or The Nasdaq Stock Market.

(i)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations at the Securities and Exchange Commission promulgated thereunder.

(j)            “Excluded Securities” means (i) shares of Common Stock, restricted stock units, Options or common stock equivalents issued to employees, officers or directors of the Company pursuant to any existing or future stock option, restricted stock, stock purchase or other equity compensation plan or arrangement, including, without limitation, employee inducement awards and deferred compensation arrangements, duly adopted for such purpose, by a majority of the non-employee members of the Company’s board of directors or a majority of the members of a committee of non-employee directors established for such purpose, and the issuance of Common Stock in respect of such restricted stock units, Options or common stock equivalents and (ii) securities (including Common Stock and common stock equivalents) issued upon the exercise, conversion or exchange of securities (including Options, and including the issuance of Common Stock in full satisfaction of any interest or coupon make-whole payments or in satisfaction of any buy-in payment amounts due in connection therewith) issued and outstanding on the date hereof, including the Warrants, provided that such securities have not been amended since the date hereof to increase the number of such securities, to decrease the exercise price, exchange price or conversion price of such securities or extend the term of such securities; provided that issuances of securities as contemplated in (i) of the preceding sentence shall not, in the aggregate, exceed 10% of the outstanding shares of Common Stock as of the Issuance Date.

(k)           “Expiration Date” means [•], 2026 or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded (a “Holiday”), the next date that is not a Holiday.

(l)            “Fair Market Value” means, (i) with respect to any security as of any date, the price for such security on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange on which the Common Stock is then traded, during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC

Exhibit A-16

Markets Inc. and (ii) with respect to (A) any property other than a security or (B) any security the Fair Market Value of which cannot be calculated on such date on any of the bases referenced in clause (i), the Fair Market Value of such other property or security on such date shall be determined by the Holder in good faith in accordance with generally accepted finance practices.

(m)          “Fundamental Transaction” means that, after the Issuance Date, the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination immediately prior to such stock purchase or business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Ares, Clayton Williams, Jr., The Williams Children’s Partnership, Ltd. or any Related Party thereof, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or  indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock (excluding any debt securities convertible into equity) normally entitled to vote in the election of directors (“Voting Stock”) of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock held by a Parent Entity, if such person or group “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the voting power of the Voting Stock of such Parent Entity) or 50% of the aggregate economic interests in the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets).

(n)           “Options” means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

(o)           “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

Exhibit A-17

(q)                                 “Principal Market” means The New York Stock Exchange, Inc.

(r)                                    “Related Parties” means, with respect to any specified Person, such Person’s affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s affiliates.

(s)                                   “Required Holders” means the holders of the Warrants representing at least a majority of shares of Common Stock underlying the Warrants then outstanding.

(t)                                    “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(u)                                 “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York City time).

(v)                                 “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange on which the Common Stock is then traded, during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Inc.If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders.If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13 with the term “Weighted Average Price” being substituted for the term “Exercise Price.”  All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

19.                               REPRESENTATIONS AND WARRANTIES.  The Holder represents, warrants and covenants to the Company as follows:

Exhibit A-18

(a)                                 Accredited Investor Status; Sophisticated Purchaser.  The Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in this Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant.  The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant.

(b)                                 Information.  The Holder has been afforded the opportunity to ask questions of, and obtain information from, the Company.  The Holder understands that its acquisition of this Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant involves a high degree of risk.  The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of this Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant.

(c)                                  Residency.  The Holder shall cooperate reasonably with the Company (at the Company’s sole cost and expense) to provide any information necessary for any applicable securities filings of the Company.

(d)                                 Legends.  The Holder understands that, until such time, if any, as the Warrant or the Warrant Shares issuable and deliverable upon exercise of this Warrant have been registered pursuant to the provisions of the Securities Act, or the Warrant or Warrant Shares issuable and deliverable upon exercise of this Warrant are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, or as provided in this Section 19(d), the Warrant (and any Warrant Shares) will bear the following restrictive legend (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  TRANSFER OF THE SECURITIES IS ALSO IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN A WARRANT DATED [•], 2016, A COPY OF WHICH IS AVAILABLE WITH THE SECRETARY OF THE COMPANY.

and other legends set forth in or required by state securities laws applicable to the Holder.

Exhibit A-19

The legend set forth in this Section 19(d) shall be removed by the Company from any certificate evidencing the legended Warrant or Warrant Shares, as applicable, upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Warrant or Warrant Shares.

(e)                                  Purchase Representation.  The Holder is purchasing the Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant for its own account and not with a view to distribution in violation of any securities laws.  The Holder has been advised and understands that none of the Warrants or shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).  The Holder has been advised and understands that the Company, in issuing the Warrants and any Warrant Shares issuable and deliverable upon exercise of this Warrant, is relying upon, among other things, the representations and warranties of the Holder contained in this Section 19 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f)                                   Rule 144.  The Holder understands that there is no public trading market for the Warrants, that none is expected to develop and that the Warrants must be held indefinitely unless and until the Warrants are registered under the Securities Act or an exemption from registration is available.  The Holder has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g)                                  Reliance by the Company.  The Holder understands that the Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such exemptions and the suitability of the Holder to acquire the Warrants.

(h)                                 No Ownership of Company Securities.  As of the date of this Agreement, Holder and its affiliates (a) do not own any Common Stock or any other Company securities, other than this Warrant, and (b) are not engaged in, and have not engaged in, hedging transactions with respect to such securities.  Neither Holder nor any of its affiliates and associates owns (directly or indirectly, beneficially or of record) and is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Warrant, that certain Warrant and Preferred Stock Purchase Agreement, dated March 8, 2016, the Registration Rights Agreement (as defined below), and the other agreements contemplated herein and therein).

Exhibit A-20

20.                               REGISTRATION RIGHTS AGREEMENT. This Warrant and the Warrant Shares issuable upon exercise hereof shall be subject to the terms and conditions of that certain Registration Rights Agreement, dated as of the date hereof (as amended from time to time, the “Registration Rights Agreement”) and the Holder shall be entitled to all of the rights and subject to all of the obligations under the Registration Rights Agreement. The Warrant Shares shall be deemed “Registrable Securities” as defined in the Registration Rights Agreement.

[Signature Page Follows]

Exhibit A-21

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

Address:

ACKNOWLEDGED AND AGREED as of the Issuance Date set out above.

[NAME OF HOLDER]

By:
Name:
Title:

Address:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

CLAYTON WILLIAMS ENERGY, INC.

The undersigned holder hereby exercises the right to purchase                   of the shares of Common Stock (“Warrant Shares”) of Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.                                      Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as (check one):

•                  Cash Exercise under Section 1(a).

•                  Cashless Exercise under Section 1(c).

2.                                      Cash Exercise.  If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $            to the Company in accordance with the terms of the Warrant.

3.                                      Delivery of Warrant Shares.  The Company shall deliver (or cause to be delivered) to the holder            Warrant Shares by book entry in accordance with the terms of the Warrant.

4.                                      Representations and Warranties.  By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that the representations and warranties of the Holder set forth in Section 19 of the Warrant.

Date: ,

Name of Registered Holder	Name of Signatory

By:
Name:
Title :

A-1

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF ASSIGNMENT

ASSIGNMENT

FOR VALUE RECEIVED,                               hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Warrant No.      ) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Dated:	Signature

Witness

B-1

EXHIBIT C

FORM OF STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT, dated as of             , 20[  ] (this “Agreement”), is entered into by and between Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), and [•], a [•] [corporation/limited liability company] (the “Purchaser”). Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Credit Agreement (as defined below).

RECITALS

WHEREAS, pursuant to, and subject to the terms and conditions of, the Credit Agreement dated as of March 8, 2016 among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, Goldman Sachs Lending Partners LLC, as sole lead arranger, sole bookrunner and syndication agent, Stephens Inc., as manager, and Wilmington Trust, N.A., as administrative agent (the “Credit Agreement”), the lenders agreed to make terms loans in the aggregate principal amount of $350,000,000 to the Company;

WHEREAS, in connection with the transactions contemplated by the Credit Agreement, the Company issued a Warrant to Purchase Common Stock (each, a “Warrant”), which provides the holder thereof the right to purchase shares of the Company’s common stock (“Common Stock”), $0.10 par value per share (the “Warrant Shares”);

WHEREAS, the Purchaser desires to acquire the Warrant and, as a condition to its acquisition thereof, the Purchaser desires to accept the terms of this Agreement and agrees to be bound by the obligations contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

AGREEMENT

Section 1.              Standstill.  During the period commencing on the date hereof and ending on the Standstill Termination Date (as defined below), the Purchaser shall not, and shall cause its Affiliates (as defined in the Warrant and excluding any portfolio companies of the Purchaser) not to, directly or indirectly, engage in any activities or transactions that would constitute a “Change of Control” as defined in the Existing Senior Notes Indenture (as such term is defined in the Credit Agreement) as in effect on the date hereof governing the Existing Senior Notes (as such term is defined in the Credit Agreement).  “Standstill Termination Date” means the earlier of (i) the obligations under the Existing Senior Notes have been paid in full or otherwise refinanced and (ii) the Existing Senior Notes Indenture has been amended so that the Purchaser constitutes a “Permitted Holder” as defined under the Existing Senior Notes Indenture.

Section 2.              Miscellaneous.

(a)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by any party or any of its affiliates set forth herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

(b)           Interpretation.  If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.  Any words imparting the singular number only shall include the plural and vice versa.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(c)           Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  Each of the parties hereby irrevocably and unconditionally agrees (A) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (B) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal processes and notify the other parties of the name and address of such agent,  and that, to the fullest extent permitted by applicable law, service made pursuant to (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.  Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)           Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)           Modifications in Writing.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

(f)            Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including by electronic means) and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(g)           Binding Effect; Assignment; Termination.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party hereto without the prior written consent of each of the other parties.  This Agreement shall terminate on the Standstill Termination Date, except that in any such case the provisions of this Section 2 shall survive any termination of this Agreement and except that no party to this Agreement shall be relieved or released from liability for damages arising out of a breach of this Agreement before such termination.

(h)           Independent Counsel.  Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the parties and may not be construed against any party by reason of its preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Standstill Agreement, effective as of the date first above written.

COMPANY:
CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

PURCHASER:
[•]

By:
Name:
Title:

[Signature Page to Standstill Agreement]

EXHIBIT B

Form of Certificate of Designation of Special Voting Preferred Stock

(see attached)

CERTIFICATE OF DESIGNATION
OF

THE SPECIAL VOTING PREFERRED STOCK

OF

CLAYTON WILLIAMS ENERGY, INC.

Pursuant to the General Corporation Law of the State of Delaware

Clayton Williams Energy, Inc., a Delaware corporation (the “Corporation”), hereby certifies, that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board”) by the Second Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the Board has duly adopted the following resolutions.

RESOLVED, that, pursuant to Section 1 of Article IV of the Certificate of Incorporation (which authorizes a total of 3,000,000 shares of preferred stock, $0.10 par value per share (the “Preferred Stock”)), and the authority vested in the Board, a series of Preferred Stock be, and it hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Certificate of Incorporation and this Certificate of Designation, as it may be amended from time to time (the “Certificate of Designation”) as follows:

SPECIAL VOTING PREFERRED STOCK

Section 1.              Designation, Amount and Par Value.  The series of Preferred Stock shall be designated as the “Special Voting Preferred Stock” and the number of shares so designated shall be 3,500. The shares of the Special Voting Preferred Stock shall have a par value of $0.10.

Section 2.              Definitions.  The following terms shall have the following meanings for purposes of this Certificate of Designation (as the same may be amended or amended and restated from time to time).

(a)           “Affiliate” shall have the meaning set forth in Section 6.

(b)           “Board” shall have the meaning set forth in the preamble.

(c)           “Board Election Termination Date” shall mean the earlier of the date upon which (i) the Warrants remain unexercised in respect of less than 20% of the Warrant Shares in the aggregate and (ii) the Warrant Shares issuable upon the exercise of Warrants held by the Initial Holders, their respective Affiliates and any other permitted transferees under Section 6 constitute less than 20% of the Warrant Shares in the aggregate.

(d)           “Business Days” shall mean any day except Saturday, Sunday and any day on which banking institutions in New York, New York generally are closed as a result of federal, state or local holiday.

(e)           “Bylaws” shall have the meaning set forth in Section 4(a).

(f)            “Certificate of Designation” shall have the meaning set forth in the preamble.

Exhibit B-1

(g)           “Certificate of Incorporation” shall have the meaning set forth in the preamble.

(h)           “Commission” shall mean the U.S. Securities and Exchange Commission, including the staff thereof.

(i)            “Common Stock” shall mean the common stock, par value $0.10 per share, of the Corporation.

(j)            “Competitor” shall mean any entity that is an operating company which directly engages in the exploration for and production of oil and natural gas (it being agreed that “Competitor” shall not include (i) any entity whose primary business is to be a lender, investor or similar venture and (ii) the Initial Holders or any affiliated entities of the Initial Holders solely as a result of loans to, or investments in, such entities, in each case with respect to the preceding clauses (i) and (ii) whether or not such entities are indirectly engaged in the exploration for and production of oil and natural gas as a result of having made such loans or investments).

(k)           “Corporation” shall have the meaning set forth in the preamble.

(l)            “D&O Insurance” shall have the meaning set forth in Section 5.

(m)          “Holders” shall mean the Initial Holders and the Subsequent Holders.

(n)           “Initial Holders” shall mean the purchasers of shares of Special Voting Preferred Stock pursuant to the Purchase Agreement.

(o)           “Issue Date” shall mean the first date on which shares of the Special Voting Preferred Stock are issued by the Corporation.

(p)           “NYSE” shall mean The New York Stock Exchange, Inc.

(q)           “Person” shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

(r)            “Preferred Director” shall have the meaning set forth in Section 4(b)(i).

(s)            “Preferred Stock” shall have the meaning set forth in the preamble.

(t)            “Purchase Agreement” shall mean that certain Warrant and Preferred Stock Purchase Agreement dated as of March 8, 2016 between the Corporation and AF IV Energy LLC, a Delaware limited liability company.

(u)           “Redemption Price” shall mean $1.00 per share of Special Voting Preferred Stock.

(v)           “Special Voting Preferred Stock” shall have the meaning set forth in Section 1.

(w)          “Stockholders” shall mean the stockholders of the Corporation.

(x)           “Subsequent Holders” shall mean any holder of Special Voting Preferred Stock as a result of transfer or assignment pursuant to Section 6.

Exhibit B-2

(y)           “Warrant Shares” shall mean 2,251,364 shares (subject to adjustment pursuant to the Warrants) of the Corporation’s Common Stock issuable or issued upon exercise of the Warrants.

(z)           “Warrants” shall mean, in connection with the transactions contemplated by the Purchase Agreement, those certain warrants granted to the Initial Holders, which provide the Initial Holders the right to purchase Warrant Shares.

Section 3.              Dividends.  The Holders of record of the shares of Special Voting Preferred Stock shall not be entitled to receive any dividends declared and paid by the Corporation.

Section 4.              Voting Rights.  The Holders of the Special Voting Preferred Stock shall have the following voting rights:

(a)           General.  Unless otherwise provided by any Federal or state law, the Corporation’s Certificate of Incorporation, the restated bylaws of the Corporation, as amended to date (the “Bylaws”), or other provisions of Section 4 hereof, the Holders shall not have the right to vote for the election of directors or on any other matters presented to the Stockholders for action by their written consent or at any annual or special meeting of the Stockholders.

(b)           Election of Directors.

(i)            Subject to the other provisions of this Section 4(b)(i), (A) for so long as the Initial Holders, their respective Affiliates and any other permitted transferees under Section 6 hold unexercised Warrants in respect of greater than or equal to 50% of the Warrant Shares in the aggregate, the Holders, voting exclusively and separately as a class, shall be entitled to elect two (2) members of the Board and (B) for so long as the Initial Holders, their respective Affiliates and any other permitted transferees under Section 6 hold unexercised Warrants in respect of less than 50% but greater than or equal to 20% of the Warrant Shares in the aggregate, the Holders, voting exclusively and separately as a class, shall be entitled to elect one (1) member of the Board (each member of the Board elected in accordance with this section, a “Preferred Director”).  Preferred Directors shall be elected by Holders of a majority of the issued and outstanding shares of Special Voting Preferred Stock at each annual meeting of Stockholders of the Corporation, with each Preferred Director serving a term of office expiring at the earliest of the next annual meeting of Stockholders, the Board Election Termination Date or the death, resignation or removal of such Preferred Director; provided that the initial term of each initial Preferred Director shall commence on the earlier of (1) the fifth Business Day following the date on which the Corporation files with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2015 and (2) March 31, 2016. Each Preferred Director shall not be prohibited from serving as a director pursuant to any applicable law (including, without limitation, the Securities and Exchange Act of 1934, as amended, and the Clayton Antitrust Act of 1914, as amended) or rule or regulation of the Commission or any national securities exchange on which the Corporation’s Common Stock is listed or admitted to trading (the “Qualification Requirement”).  In addition, at least one Preferred Director shall satisfy the independence requirements of the NYSE or any other national securities exchange on which the Corporation’s Common Stock is listed or admitted to trading, as determined in the good faith, reasonable judgment of the Corporation.  Further, the Holders have the option and right (but not the obligation) to designate one Preferred Director to serve on one or more committees of the Board without limitation; provided that such Preferred Director meets the applicable independence requirements contemplated by the preceding sentence and any Qualification Requirement applicable to such committee. At any meeting held for the purpose of electing a Preferred Director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Special Voting Preferred Stock shall constitute a quorum for the purpose of electing such Preferred Director.

Exhibit B-3

(ii)           Subject to the other provisions of this Section 4, the initial Preferred Directors elected by the Holders shall serve as the Preferred Directors until the expiration of their term of office or such earlier time as the Holders elect to replace the initial Preferred Directors or any successors thereof upon prompt written notice to the Corporation; provided that prior to electing the initial Preferred Directors or any successors thereof, the Holder must provide the Corporation with a reasonable opportunity for the Board and the Nominating and Governance Committee thereof to determine compliance with the provisions of Section 4(b)(i) hereof.

(iii)          In the event that (A) the number of Preferred Directors serving on the Board at any given time exceeds the number of Preferred Directors that the Holders are entitled to elect pursuant to Section 4(b)(i), or (B) one or more of the Preferred Directors fails to satisfy the Qualification Requirement, the Holders agree promptly upon (and in any event within five Business Days following) receipt of a written request from the Corporation, to cause the Preferred Director who at any given time is disqualified from serving on the Board pursuant to clause (A) or (B) of this Section 4(b)(iii), to resign from the Board and any applicable committee thereof effective immediately or to cause such Preferred Director to be removed from the Board in accordance with Section 4(b)(iv).

(iv)          Any Preferred Director may be removed for cause or otherwise by, and only by, the affirmative vote of the Holders holding a majority of the issued and outstanding shares of Special Voting Preferred Stock, given either at a special meeting of the Holders duly called for that purpose or pursuant to a written consent of the Holders.  In the event of the resignation, death or removal (for cause or otherwise) of any Preferred Director from the Board or any committee thereof, the Holders shall have the right for the ensuing 90 days, or such longer period as agreed to by the Board, subject to the other provisions of this Section 4, to elect a successor Preferred Director to the Board to fill the resulting vacancy on the Board or any applicable committee thereof. In the event that the Holders fail to fill the resulting vacancy on the Board in accordance with the time periods set forth in the preceding sentence, the Board, upon recommendation from the Nominating and Governance Committee, shall have the right to retain the resulting vacancies on the Board or designate an individual or individuals recommended by the Nominating and Governance Committee to fill such vacancies, in each case until the Holders elect a successor Preferred Director to the Board to fill the resulting vacancy on the Board or any applicable committee thereof or, to the extent such vacancies have been filled by the Board, to replace each individual designated by the Board to fill the resulting vacancies with a successor Preferred Director, which election may occur at any time and in the Holders’ sole discretion subject to the other provisions of this Section 4.

Section 5.              Indemnification.  At all times while a Preferred Director is serving as a member of the Board and any applicable committee thereof, and following any such Preferred Director’s death, resignation, removal or other cessation as a director in such former Preferred Director’s capacity as a former director, such Preferred Director shall be entitled to all rights to indemnification and exculpation, in each case, as are then made available to any other member of the Board (including entry into a director indemnification agreement on terms similar to agreements previously entered into with the Corporation’s directors), provided that the Holders’ obligation, if any, to indemnify or advance expenses to any Preferred Director is intended to be secondary to any such obligation of, and shall be reduced by, any amount such Preferred Director may collect as indemnification or advancement from the Corporation or any if its subsidiaries.  In addition, unless otherwise determined by the Board with the Preferred Directors unanimously concurring, the Corporation shall purchase and maintain (or reimburse the Preferred Director for the cost of) insurance with financially sound and reputable insurers (“D&O Insurance”), on behalf of the Preferred Director, against any liability that may be asserted against, or expense that may be incurred by, such Preferred Director in connection with the Corporation’s activities or such Preferred Director’s activities on behalf of the Corporation, regardless of whether the Corporation would have the power to indemnify such Preferred Director against such liability under the provisions of the

Exhibit B-4

Corporation’s governing documents, as they may be amended from time to time.  Such D&O Insurance shall provide coverage customary for companies similarly situated to the Corporation and, in any event, each Preferred Director shall receive coverage that is no worse than that of any other member of the Board.  While serving as a Preferred Director, such Preferred Director shall be entitled to compensation commensurate with that of similarly situated (i.e., independent, employee or non-employee affiliate) members of the Board and reimbursement for reasonable expenses consistent with the Corporation’s policies applicable to other similarly situated Directors.  A Preferred Director shall have the right to assign to an affiliate of the Holders such compensation and reimbursement to which the Preferred Director would be entitled as described in the preceding sentence.

Section 6.              Transfer Restrictions.  Other than transfers to an Affiliate of an Initial Holder (which shall not require the consent of the Corporation), the shares of the Special Voting Preferred Stock may not be transferred or assigned, in whole or in part, by the Holders directly or indirectly (including by way of direct or indirect transfers of equity interests in such Persons) without the prior written consent of the Corporation, which consent shall not be unreasonably withheld, conditioned or delayed.  Without limiting any other reason for the Corporation to withhold consent, it will be deemed reasonable for the Corporation to withhold consent to the transfer or assignment of shares of Special Voting Preferred Stock to a Competitor.  For purposes of this Section 6, “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

Section 7.              Preferred Stock Protective Provisions.  During the period commencing on the Issue Date and ending on the Board Election Termination Date, the Corporation shall not, at any time or from time to time following the Issue Date, without the prior affirmative vote or written consent of the Holders of a majority of the issued and outstanding shares of Special Voting Preferred Stock:

(a)           Change, amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation, whether by merger, consolidation or otherwise, or create a new series of Preferred Stock or issue any other securities, to the extent any such action would adversely affect the powers, obligations, preferences or relative, participating, optional, special or other rights of the Holders of the Special Voting Preferred Stock or the qualifications, limitations or restrictions of the Holders of the Special Voting Preferred Stock; or

(b)           Increase or decrease the authorized number of members of the Board, such that the Board shall consist of more or less than seven (7) directors, including any Preferred Directors.

Section 8.              Liquidation.  Upon completion of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of record of each share of the Special Voting Preferred Stock shall be entitled to receive $1.00 for each such share.

Section 9.              Corporate Opportunity.   During the period commencing on the Issue Date and ending on the Board Election Termination Date, the Holders, the Preferred Directors and their respective affiliates may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation, and the Corporation, the Board and their respective affiliates shall have no rights in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Corporation, shall not be deemed wrongful or improper.  To the extent permitted by applicable law, none of the Holders, Preferred Directors or their respective affiliates shall be obligated to present any investment opportunity to the Corporation even if such

Exhibit B-5

opportunity is of a character that the Corporation or any of its respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, in each case unless such investment opportunity is presented in writing to such Preferred Director or his or her affiliates in his or her capacity as a director of the Corporation, and, subject to the foregoing, each of the Holders, the Preferred Directors or their respective affiliates shall have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such corporate opportunity.

Section 10.            Redemption.

(a)           Redemption by the Corporation. The shares of Special Voting Preferred Stock may be redeemed by the Corporation, in whole and not in part, for the Redemption Price in accordance with this Section 10 following the Board Election Termination Date.

(b)           Notice of Redemption.  Notice of redemption of the Special Voting Preferred Stock specifying the redemption date shall be given to the Holders of the shares of Special Voting Preferred Stock to be redeemed at their respective last address appearing on the books of the Corporation. Such mailing shall be no more than 30 days following the Board Election Termination Date. Any notice mailed as provided in this Section 10(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to such Holder shall not affect the validity of the proceedings for the redemption.

(c)           Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside for payment by the Corporation, then on and after the redemption date the shares of Special Voting Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of a Holder to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holder of any share of Special Voting Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price of such share.

(d)           Involuntary Redemption. Other than as set forth in Section 10(a) above, the shares of Special Voting Preferred Stock shall not be subject to redemption by the Corporation without the prior written consent of the Holders of a majority of the issued and outstanding shares of Special Voting Preferred Stock.

(e)           Tender of Certificates. Upon any redemption of the Special Voting Preferred Stock in accordance with this Section 10, the Holders of shares of Special Voting Preferred Stock shall tender to the Corporation any certificates representing shares of Special Voting Preferred Stock.

(f)            Status of Redeemed Special Voting Preferred Stock.  The Special Voting Preferred Stock, upon its redemption in accordance with this Section 10, shall become an authorized but unissued share of Preferred Stock and may not be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation.

Section 11.            Additional Provisions.

(a)           The effective date of this Certificate of Designations shall be the date upon filing.

Exhibit B-6

(b)           The Special Voting Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Certificate of Incorporation or Certificate of Designation.

Section 12.            Headings.  The headings of the sections of the Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

Section 13.            Amendment/Alteration.  This Certificate of Designation may not be amended or varied by the Corporation or Stockholders unless the Holders of a majority of the issued and outstanding shares of Special Voting Preferred Stock consents to such amendment or variation.

[Remainder of page intentionally left blank; signature page follows]

Exhibit B-7

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed and attested by the undersigned this     day of March, 2016.

By:
Name:
Title:

[Signature Page to Certificate of Designation]

EXHIBIT C

Form of Registration Rights Agreement

(see attached)

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], 2016, between and among Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), and each of the sellers listed on Schedule I attached hereto, as amended from time to time in accordance with any transfers permitted under this Agreement (each, a “Seller” and collectively, the “Sellers”).

WHEREAS, unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings ascribed in Section 1.1;

WHEREAS, pursuant to, and subject to the terms and conditions of, the Credit Agreement dated as of the date hereof among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, Goldman Sachs Lending Partners LLC, as sole lead arranger, sole bookrunner and syndication agent, Stephens Inc., as manager, and Wilmington Trust, N.A., as administrative agent (the “Credit Agreement”), the lenders have agreed to make term loans in the aggregate principal amount of $350,000,000 to the Company;

WHEREAS, in connection with the transactions contemplated by the Credit Agreement, the Company granted the Sellers Warrants to purchase Common Stock (the “Warrants”), which provides the Sellers the right to purchase up to an aggregate of 2,251,364 shares of the Company’s Common Stock (subject to adjustment pursuant to the Warrants) (the “Warrant Shares”); and

WHEREAS, as an inducement to the willingness of the Seller to consummate the transactions contemplated by the Credit Agreement, the Parties desire to provide certain registration rights to the Seller with respect to any Registrable Shares held by them upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as set forth below.

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION

1.1          Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below.

“Agreement” has the meaning set forth in the Preamble.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

Exhibit C-1

“Ares” means Ares Management LLC.

“Automatic Shelf Registration Statement” means a registration statement filed on Form S-3 (or successor form or other appropriate form under the Securities Act) by a WKSI pursuant to General Instruction I.D. or I.C. (or other successor or appropriate instruction) of such forms, respectively, and that becomes effective automatically pursuant to Rule 462(e) and (f) upon filing.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks in New York, NY are authorized or required by law to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.10 per share.

“Company” has the meaning set forth in the Preamble.

“Credit Agreement” has the meaning set forth in the Recitals.

“Designated Representative” means, at any given time, Ares or such other Person designated by the holders of a majority of the Warrant Shares to act, as applicable in accordance with the terms of this Agreement, on behalf of the Sellers hereunder.

“Disclosure Package” means, with respect to any offering of Securities, (a) the preliminary prospectus, (b) each Free Writing Prospectus and (c) all other information, in each case, that is deemed, under Rule 159 promulgated by the Commission under the Securities Act, to have been conveyed to purchasers of Securities at the time of sale of such Securities (including a contract of sale).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means “free writing prospectus” as defined Rule 405 promulgated by the Commission under the Securities Act.

“Information” has the meaning set forth in Section 2.4(i).

“Inspectors” has the meaning set forth in Section 2.4(i).

“Law” means any federal, state, county, local or foreign statute, law, ordinance, regulation, rule, code, order or rule of common law.

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.

Exhibit C-2

“Person” shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

“Primary Shares” means, at any time, authorized but unissued shares of Common Stock.

“Prospectus” means the prospectus included in a Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Offering” means the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of Securities issuable pursuant to an employee benefit plan.

“Records” has the meaning set forth in Section 2.4(i).

“Registrable Shares” means the shares of the Company’s Common Stock issuable pursuant to the Warrant, together with any Common Stock owned by Ares, the Sellers or any of their respective Affiliates (other than portfolio companies owned in whole or in part by any of the foregoing) from time to time; provided that any Registrable Shares shall cease to be a Registrable Shares when (a) they have been effectively registered under the Securities Act and they have been disposed of in accordance with the Registration Statement covering them, (b) they are sold or distributed pursuant to Rule 144, or (c) they shall have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 2.5.

“Registration Statement” means any registration statement of the Company that covers an offering of any Registrable Shares, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representative” of a Person shall be construed broadly and shall include such Person’s partners, members, officers, directors, managers, investment advisors, employees, agents, advisors, counsel, accountants and other representatives.

“Rule 144” means Rule 144 (including Rule 144(b)(1) and all other subdivisions thereof) promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Securities” means “securities” as defined in Section 2(a)(1) of the Securities Act and includes, with respect to any Person, the capital stock or other equity interests in such Person or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, the capital stock or other equity or equity-linked interests in

Exhibit C-3

such Person, including phantom stock and stock appreciation rights. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Seller shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Registration Statement” shall mean a registration statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Shares, as applicable.

“Sellers’ Counsel” has the meaning set forth in Section 2.4(b).

“Subsidiary” means, at any time, with respect to any Person (the “subject person”), any other Person of which either (a) more than fifty percent (50%) of the Securities or other interests entitled to vote in the election of directors or comparable governance bodies performing similar functions or (b) more than a fifty percent (50%) interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the subject person or through one or more Subsidiaries of the subject person.

“Warrant Shares” has the meaning set forth in the Recitals.

“Warrants” has the meaning set forth in the Recitals.

“WKSI” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (a) is “a well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

1.2          Rules of Construction.

The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular Section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to Sections, schedules and exhibits mean the Sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the Section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or

Exhibit C-4

restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1 (or in the case of January 30 or 31, the following month shall be March 1).

ARTICLE II
REGISTRATION RIGHTS

2.1          Required Registration.

(a)           If the Company shall receive from the Designated Representative a written request that the Company file a Registration Statement with respect to Registrable Shares, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Sellers and, subject to the limitations of this Section 2.1, use its commercially reasonable efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of the offer of all Registrable Shares that the Sellers request to be registered. Notwithstanding anything to the contrary in this Agreement, the Designated Represenative may request that the Company register the offer of such Registrable Shares on an appropriate form, including a Shelf Registration Statement (so long as the Company is eligible to use Form S-3) and, if the Company is a WKSI, an Automatic Shelf Registration Statement. The Company shall not be obligated to take any action to effect any such registration:

(i)            after it has effected five (5) such registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective;

(ii)           within six (6) months of a registration pursuant to this Section 2.1 that has been declared or ordered effective;

(iii)          during the period starting with the date sixty (60) days prior to its good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (other than a registration relating solely to the sale of Securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or to a Commission Rule 145 transaction), provided that the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective;

(iv)          where the anticipated aggregate offering price of all securities included in such offering is equal to or less than forty million dollars ($40,000,000); or

(v)           if the Company shall furnish to such Sellers a certificate signed by the President of the Company stating that in the good faith judgment of the Board of the Company it would be detrimental to the Company and its equity holders for such Registration Statement to be filed at the time filing would be required and it is therefore advisable to defer the filing of

Exhibit C-5

such Registration Statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Seller, provided that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period.

(b)           At any time before the Registration Statement covering such Registrable Shares becomes effective, the Designated Representative may request the Company to withdraw or not to file the Registration Statement. In that event, unless such request of withdrawal was caused by, or made in response to, in each case as determined by the Designated Representative in good faith (i) a material adverse effect or a similar event related to the business, properties, condition, or operations of the Company not known (without imputing the knowledge of any other Person to such holders) by the Designated Representative at the time its request was made, or other material facts not known to the Designated Representative at the time its request was made, or (ii) a material adverse change in the financial markets, the holders of Registrable Shares shall be deemed to have used one of their registration rights under Section 2.1(a); provided, however, that such withdrawn registration shall not count as a requested registration pursuant to Section 2.1(a) if the Company shall have been reimbursed (in the absence of any agreement to the contrary, pro rata by the Designated Representative) for all out-of-pocket expenses incurred by the Company in connection with such withdrawn registration.

(c)           To the extent an Automatic Shelf Registration Statement has been filed under Section 2.1, the Company shall use commercially reasonable efforts to remain a WKSI and not become an ineligible issuer (as defined in Rule 405 under the Securities Act) during the period during which such Automatic Shelf Registration Statement is required to remain effective. If the Automatic Shelf Registration Statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new Automatic Shelf Registration Statement covering the Registrable Shares that remain unsold. If at any time when the Company is required to re-evaluate its WKSI status, the Company determines that it is not a WKSI, the Company shall use commercially reasonable efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1, and keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective.

(d)           If, after it has become effective, such Registration Statement has not been kept continuously effective for a period of at least one hundred eighty (180) days (or such shorter period which will terminate when all the Registrable Shares covered by such Registration Statement have been sold pursuant thereto), such registration shall not count as a requested registration pursuant to Section 2.1(a).

2.2          Piggyback Registration.

(a)           If the Company, at any time, proposes for any reason to register any of its Primary Shares (in any event either for its own account or for the account of other security holders) under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)) in connection with an underwritten offering of the shares of Common Stock to the public for cash on a form that would permit registration of Registrable Shares, or otherwise engage in an underwritten offering pursuant to an effective Shelf Registration Statement, it shall give written notice to the Sellers of its intention to so register

Exhibit C-6

such Primary Shares promptly, and the Company shall use its commercially reasonable efforts to cause all Registrable Shares included in a written response delivered by the Sellers to the Company within five (5) days after delivery of the Company’s notice to be included in such registration, or in any prospectus supplement to the prospectus included in an already effective Shelf Registration Statement and underwriting involved therein on the same terms and conditions as the securities otherwise being sold; provided, however, that aggregate gross proceeds related to an offering of Registrable Shares are reasonably expected to be in excess of five million dollars ($5,000,000) provided, further, however, that in the case of an “overnight” or “bought” offering, such requests must be made within one (1) Business Day after the delivery of any such notice by the Company; provided, further, however, that if the managing underwriter, if any, advises the Company that the inclusion of all Primary Shares, Registrable Shares and Other Shares requested to be included in such registration would interfere with the successful marketing of the shares of Common Stock proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the order set forth below:

(i)            first, the Primary Shares; and

(ii)           second, the Registrable Shares owned by each Seller requesting that its Registrable Shares be included in such registration pursuant to the terms of this Section 2.2 and Other Shares proposed to be included in such registration, pro rata based upon the number of Registrable Shares owned by each such Seller requesting inclusion at the time of such registration and shares of Common Stock owned by the Persons proposing to include Other Shares.

(b)           No registration effected pursuant to this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1 hereof, nor shall any registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all expenses of registration in connection with each registration pursuant to this Section 2.2.

2.3          Holdback Agreement.

If the Company at any time shall register under the Securities Act an offering and sale of its Primary Shares for sale to the public pursuant to an underwritten Public Offering, the Sellers shall not, without the prior written consent of the lead underwriters for such offering, except as permitted in this Agreement, effect any public sale or distribution of Securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period reasonably requested by the lead underwriter, not to exceed ninety (90) days or such shorter period as the lead underwriter shall agree to with respect to the Company, its officers and directors or any other stockholder of the Company on whom the restriction contained in this Section 2.3 is imposed, provided that (a) such shorter period shall apply to all Sellers who are subject to such period and (b) if a lead underwriter of an offering releases any Seller of its obligations under this Section 2.3, all other Sellers shall be released from their obligations under this Section 2.3. Following the expiration of the period described in this Section 2.3, upon the request of a Seller of a certificate representing Registrable Shares

Exhibit C-7

bearing a legend reflecting the restrictions described in this Section 2.3, the Company shall cause the transfer agent for the Company to remove such legend.

2.4          Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of an offering of any Registrable Shares, the Company shall, as expeditiously as practicable (but subject to the timing provisions in Section 2.2 with respect to “overnight” or “bought” offerings):

(a)           use its commercially reasonable efforts to cause a Registration Statement that registers such offering of Registrable Shares to contain a “Plan of Distribution” that permits the distribution of Securities pursuant to all means in compliance with Law, and to cause such Registration Statement to become and remain effective pursuant to the terms of this Agreement for a period of one hundred eighty (180) days or until all of such Registrable Shares have been disposed of (if earlier);

(b)           furnish, at least five (5) Business Days before filing a Registration Statement that registers such Registrable Shares, a Prospectus relating thereto, or, with respect to an effective Shelf Registration Statement, a prospectus supplement to the Prospectus included in such Shelf Registration Statement, and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel selected by the Designated Representative for the benefit of the Sellers whose Registrable Shares are to be covered by such Registration Statement (the “Sellers’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Sellers whose Registrable Shares are to be covered by such Registration Statement may reasonably propose;

(c)           prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of at least one hundred eighty (180) days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the offering of such Registrable Shares;

(d)           notify the Sellers’ Counsel promptly in writing of (i) any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (ii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose; and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

Exhibit C-8

(e)           use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any Seller of Registrable Shares reasonably requests and do any and all other acts and things that may reasonably be necessary or advisable to enable such Seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Seller; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(f)            furnish to each Seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Seller of Registrable Shares may reasonably request in order to facilitate the offering of such Registrable Shares (to the extent not publicly available on EDGAR or the Company’s website);

(g)           use its commercially reasonable efforts to cause such offering of Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Seller or Sellers thereof to consummate the disposition of such Registrable Shares;

(h)           notify on a timely basis each Seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in Section 2.4(b) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Seller, prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)            make available for inspection by any Seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Seller or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall reasonably be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement; (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The Seller of Registrable Shares agrees that it will, upon

Exhibit C-9

learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

(j)            use its commercially reasonable efforts to obtain from its independent certified public accountants a “cold comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “cold comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent certified public accountants and addressed to the Sellers selling Registrable Shares in such registration, the Board, and the underwriter, if any, in customary form and covering such matters of the type customarily covered by cold comfort letters and use its commercially reasonable efforts to obtain the reports of its independent petroleum engineers relating to the oil and gas reserves of the Company if the Company has had its reserves prepared, audited or reviewed by an independent petroleum engineer;

(k)           use its commercially reasonable efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Sellers selling Registrable Shares in such registration);

(l)            have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Shares (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Sellers of such Registrable Shares in the offering, marketing or selling of such Registrable Shares; provided, that, the gross proceeds for such offering are reasonably anticipated by the managing underwriters to be in excess of forty million dollars ($40,000,000); provided, further that such officers shall not be required to participate in such presentations at any “road shows” and before analysts and rating agencies, as the case may be, more than once in a 365 day period; provided, further that, if an offering and sale of Registrable Shares is not consummated in connection with such “road show”, participation by such officers shall be increased to not more than two such “road shows” in a 365 day period;

(m)          provide a transfer agent and registrar (which may be the same Person and which may be the Company) for such Registrable Shares;

(n)           list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its commercially reasonable efforts to qualify such Registrable Shares for quotation on the automated quotation system of the NYSE, National Market System, Euronext or such other national securities exchange as the holders of a majority of such Registrable Shares included in such registration shall request;

(o)           register such Registrable Shares under the Exchange Act, and otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the

Exhibit C-10

effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 1(a) of the Securities Act and Rule 158 thereunder;

(p)           not take any direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable; and

(q)           use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

2.5          Expenses.

Except as expressly provided otherwise, all expenses incident to the Company’s performance of or compliance with Sections 2.1, 2.2, and 2.4, including (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or the Sellers in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses, all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange and all rating agency fees; (f) all reasonable and documented fees and disbursements of counsel (plus appropriate special and local counsel) and subject to a cap of $75,000 selected by the Designated Representative to represent the Sellers in connection with such registration (it being understood that all other expenses incurred by any Seller shall be borne by such Seller); (g) all fees and disbursements of underwriters customarily paid by the issuer or Sellers of Securities, excluding underwriting fees, commissions, discounts and allowances, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Shares under the securities or “blue sky” laws of any state); and (h) fees and expenses of other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective. In addition, the Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

Exhibit C-11

2.6          Indemnification.

(a)           In connection with any registration of any offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, the Company and its Subsidiaries shall indemnify and hold harmless the Seller of such Registrable Shares, any Person acting on behalf of such Seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject, whether commenced or threatened, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any preliminary Prospectus or final Prospectus contained therein, any offering circular, offering memorandum or Disclosure Package, or any amendment or supplement thereto, or any document incident to registration or qualification of any offering and sale of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company or any of its Subsidiaries of the Securities Act or state securities or blue sky laws applicable to the Company or any of its Subsidiaries and relating to action required or inaction of the Company or its Subsidiaries in connection with such registration or qualification under such state securities or blue sky laws, and the Company and its Subsidiaries shall promptly reimburse such Seller, controlling Person or Representative for any legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor its Subsidiaries shall be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment thereto, or any document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company or its Subsidiaries specifically for use in the preparation thereof; provided, further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement or allegedly untrue statement in, or omission or alleged omission made in any Prospectus but eliminated or remedied in the final Prospectus (filed pursuant to Rule 424 of the Securities Act) or any amendment or supplement thereof, such indemnity agreement shall not inure to the benefit of any indemnified party from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final Prospectus, amendment or supplement had been timely made available to such indemnified person and such final Prospectus, amendment or supplement was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

(b)           In connection with any registration of an offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, each Seller of Registrable Shares severally, and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.6(a)) the Company, its Subsidiaries, their directors and officers, each other Seller of Registrable Shares under such Registration Statement, each Person who controls any of

Exhibit C-12

the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any untrue statement or allegedly untrue statement in or omission or alleged omission from such Registration Statement, any preliminary Prospectus, final Prospectus or Free Writing Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any such offering and sale of Registrable Shares, if such statement or omission was made in reliance upon and in conformity with information regarding such Seller furnished to the Company, its Subsidiaries for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, Free Writing Prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each Seller of Registrable Shares, to an amount equal to the proceeds (net of underwriting discounts and commissions) actually received by such Seller from the sale of Registrable Shares effected pursuant to such registration.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 2.6, such indemnified party will, if a claim in respect thereof is not made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded (based upon the written advice of counsel) that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or in conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.6, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.6; provided, further, that, if there is more than one indemnified party, then the indemnifying party shall only be required to reimburse the expenses for the lead counsel (plus appropriate special and local counsel) approved in writing by the indemnified party or parties (as applicable) holding a majority of the Registrable Shares held by all indemnified parties.

(d)           If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim,

Exhibit C-13

damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Seller of Registrable Shares, to an amount equal to the net proceeds actually received by such Seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(e)           The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Shares.

2.7          Underwriting Agreement.

(a)           Notwithstanding the provisions of Sections 2.3 and 2.6, to the extent that any Seller selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement that contains provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

(b)           If an offering of Registrable Shares for which the gross proceeds are reasonably expected to be in excess of forty million dollars ($40,000,000) under a registration pursuant to Section 2.1 is requested to be an underwritten Public Offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. Such underwriting agreement shall be satisfactory in form and substance to the Designated Representative and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type. Any Seller participating in the offering shall be a party to such underwriting agreement and, at its option, may require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of such Seller and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Seller; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Seller for inclusion in the registration statement. No Seller shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Seller, its ownership of and title to the Registrable Shares and its intended method of distribution; and any liability of such Seller to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions) that it derives from such offering. The Company shall be entitled to receive indemnities from lead

Exhibit C-14

institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customarily given their role in such distribution.

(c)           No Seller may participate in any registration hereunder that is underwritten unless such Seller agrees to sell such Seller’s Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements reasonably acceptable to the Company.

2.8          Information by Holder.

Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. Each Seller shall as expeditiously as possible, notify the Company of the occurrence of any event concerning such Seller as a result of which the Prospectus relating to such registration contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.9          Exchange Act Compliance.

From and after the date a Registration Statement is filed by the Company pursuant to the Exchange Act relating to the Company’s Securities and shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission that are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Seller in supplying such information as may be necessary for such Seller to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.  In addition, if any Registrable Shares shall bear a legend referring to the federal securities laws and become eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall use commercially reasonable efforts cause the Company’s transfer agent to remove such legend that is no longer applicable. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Registrable Shares without any such legend.

2.10        Suspension.

Anything contained in this Agreement to the contrary notwithstanding, if after any Registration Statement to which rights hereunder apply becomes effective (and prior to completion of any sales thereunder), the Board determines in good faith that the failure of the

Exhibit C-15

Company to (a) suspend sales of Securities under the Registration Statement or (b) amend or supplement the Registration Statement, would be detrimental to the Company, the Company shall so notify each Seller participating in such registration and each Seller shall suspend any further sales under such Registration Statement until the Company advises such Seller that the Registration Statement has been amended or that conditions no longer exist that would require such suspension, provided that the Company may impose any such suspension for no more than thirty (30) days and no more than two (2) times during any twelve (12)-month period. The Company may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this Section 2.10.

ARTICLE III
AMENDMENT AND WAIVER

3.1          Amendment.

Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (a) the Company and (b) the Designated Representative. Notwithstanding the foregoing, the Designated Representative shall, upon prior written notice and without the consent of the Company, be entitled to amend and restate Schedule I to reflect any transfers in ownership of the Registrable Shares made in compliance with Section 4.4.

3.2          Waiver.

No course of dealing between the Company and the Sellers (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE IV
MISCELLANEOUS

4.1          Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Exhibit C-16

4.2          Entire Agreement.

This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way.

4.3          Independence of Agreements and Covenants.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial agreement or covenant.

4.4          Successors and Assigns.

Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Sellers. Except as specifically set forth herein, the Company may not assign its rights or obligations hereunder without the prior written consent of the Designated Representative; provided, that notwithstanding any such assignment by the Company, the Company shall remain liable for its obligations hereunder. Notwithstanding anything to the contrary contained in this Section 4.4, any of the Sellers may elect to transfer all or a portion of its Registrable Shares to any third party (to the extent such transfer is otherwise permissible under this Agreement and the Warrants) without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to the Registrable Shares so transferred shall cease and terminate.  Notwithstanding anything to the contrary in this Agreement, the rights and obligations under Article II of this Agreement may, at the election of the Designated Representative, be assigned to a third party purchaser in whole or in part if concurrent with such transfer, such third party purchaser enters into an agreement to be bound by this Agreement; provided, further, however, that in the case of a transfer to a third party purchaser, in whole or in part, by the Designated Representative, the rights and obligations under Section 2.1 of this Agreement with respect to demand registration rights may only be assigned to such third party purchaser if concurrent with such transfer, such third party purchaser enters into an agreement to be bound by this Agreement and acquires more than thirty three percent (33%) of the Registrable Shares.

4.5          Counterparts; Facsimile Signatures; Validity.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Exhibit C-17

4.6                               Remedies.

(a)                                 Each Seller shall have all rights and remedies reserved for such Seller pursuant to this Agreement and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b)                                 The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceedings.

(c)                                  It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any other Person party hereto fails to comply with any of the obligations imposed on it upon them in this Agreement and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.7                               Notices.

All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail with postage prepaid, return receipt requested, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                                 If to the Company:

Clayton Williams Energy, Inc.
Six Desta Drive, Suite 6500
Midland, Texas 79705
Attention: Mel G. Riggs
Facsimile: (432) 688-3247
Email: mriggs@claytonwilliams.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.
2801 Via Fortuna, Suite 100
Austin, Texas 78746-7568
Attention: Milam F. Newby
Facsimile: (512) 236-3240
Email: mnewby@velaw.com

Exhibit C-18

(b)                                 If to the Designated Representative:

Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
Attention: Nathan Walton and Naseem Sagati
Facsimile: (310) 432-8701
Email: walton@aresmgmt.com
nsagati@aresmgmt.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, Texas 77002
Attention: Matthew R. Pacey, P.C. and Lucas E. Spivey
Facsimile: (713) 835-3601
Email: matt.pacey@kirkland.com
lucas.spivey@kirkland.com

(c)                                  If to a Seller, then to the address of each Seller as it appears in the signature pages to this Agreement or such other address as may be designated in writing hereafter by such Seller.

Any such notice or communication shall be deemed to have been given and received (a) when delivered, if personally delivered; (b) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy); (c) on the next Business Day after dispatch, if sent by nationally recognized overnight courier guaranteeing next Business Day delivery; and (d) on the fifth (5th) Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

4.8                               Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH PARTY AGREES AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, FOR THE PURPOSES OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING RELATING HERETO, THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH

Exhibit C-19

COURTS. EACH PARTY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY SUCH COURT.

4.9                               Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

4.10                        Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby or thereby.

4.11                        Conflicting Agreements.

No Seller shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Registrable Shares held by such Seller on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Sellers or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of Registrable Shares held by such Seller in a manner which is inconsistent with this Agreement.

4.12                        Third Party Reliance.

(a)                                 Anything contained herein to the contrary notwithstanding, the covenants of the Company contained in this Agreement (i) are being given by the Company as an inducement to the Sellers to enter into this Agreement (and the Company acknowledges that the Sellers have expressly relied thereon) and (ii) are solely for the benefit of the Sellers. Accordingly, no third

Exhibit C-20

party (including any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Sellers, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Sellers or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

(b)                                 None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Company.

********

Exhibit C-21

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

COMPANY:

CLAYTON WILLIAMS ENERGY, INC.

By:

Name:
Title:

[Signature Page to Registration Rights Agreement]

SELLER:

[•]

By:

Name:
Title:

[•]
[•]
[•]
Attention: [•]
Facsimile: ([•])[•]-[•]
Email: [•]

with a copy to (which shall not constitute notice):

[•]
[•]
[•]
Attention: [•]
Facsimile: ([•])[•]-[•]
Email: [•]

[Signature Page to Registration Rights Agreement]

SCHEDULE I

Sellers

EXHIBIT D

Form of Standstill Agreement

(see attached)

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT, dated as of [•], 2016 (this “Agreement”), is entered into by and between Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), and [•], a [•] [corporation/limited liability company] (the “Purchaser”). Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Credit Agreement (as defined below).

RECITALS

WHEREAS, pursuant to, and subject to the terms and conditions of, the Credit Agreement dated as of the date hereof among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, Goldman Sachs Lending Partners LLC, as sole lead arranger, sole bookrunner and syndication agent, Stephens Inc., as manager, and Wilmington Trust, N.A., as administrative agent (the “Credit Agreement”), the lenders have agreed to make terms loans in the aggregate principal amount of $350,000,000 to the Company;

WHEREAS, the transactions contemplated by the Credit Agreement are expected to benefit the Company;

WHEREAS, in connection with the transactions contemplated by the Credit Agreement, the Company and AF IV Energy LLC, a Delaware limited liability company, have entered into that certain Warrant and Preferred Stock Purchase Agreement, dated as of March 8, 2016 (the “Purchase Agreement”), pursuant to which the Company has agreed to sell to the Purchaser, among others, (i) a Warrant to Purchase Common Stock (the “Warrant”), which provides the Purchaser the right to purchase shares of the Company’s common stock, $0.10 par value per share (the “Warrant Shares”), and (ii) shares of the Company’s Special Voting Preferred Stock, $0.10 par value per share (the “Special Voting Preferred Stock”), in each case on the terms and conditions of the Purchase Agreement;

WHEREAS, pursuant to that certain Certificate of Designation of the Special Voting Preferred Stock of the Company (the “Certificate”), the holders thereof have the right to elect up to two directors (the “Preferred Directors”) to the board of directors of the Company (the “Board”) until the Board Election Termination Date (as defined in the Certificate); and

WHEREAS, pursuant to Sections 2.2(g) and (h) of the Purchase Agreement, the execution and delivery of this Agreement is a condition precedent to the Closing (as defined therein).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

AGREEMENT

Section 1.              Standstill.  During the period commencing on the Availability Date (as such term is defined in the Credit Agreement) and ending on the Standstill Termination Date (as defined below), the Purchaser shall not, and shall cause its Affiliates (as defined in the Warrant

Exhibit D-1

and excluding any portfolio companies of the Purchaser) not to, directly or indirectly, engage in any activities or transactions that would constitute a “Change of Control” as defined in the Existing Senior Notes Indenture (as such term is defined in the Credit Agreement) as in effect on the date hereof governing the Existing Senior Notes (as such term is defined in the Credit Agreement).  “Standstill Termination Date” means the earlier of (i) 90 days after the Board Election Termination Date (as defined in the Certificate), (ii) the obligations under the Existing Senior Notes have been paid in full or otherwise refinanced, (iii) the Existing Senior Notes Indenture has been amended so that the Purchaser constitutes a “Permitted Holder” as defined under the Existing Senior Notes Indenture and (iv) 90 days after the date on which all Preferred Directors have resigned or been removed from the Board.

Section 2.              Confidential Information.  The Company and the Purchaser acknowledge that the Preferred Directors may from time to time, subject to applicable law (including, without limitation, federal and state securities laws), the policies of the Board and the terms of this Agreement, disclose to the Purchaser information received by the Preferred Directors in their capacities as Preferred Directors for purposes of allowing the Purchaser to monitor its investment in the Company (the “Permitted Purpose”).  The Purchaser agrees not to, and to cause each Preferred Director designated by the Purchaser not to, use such information for any purpose (other than the Permitted Purpose) or disclose any such information to any other Person (as defined in the Certificate); provided, however, that the Purchaser may disclose such information (a) to its Representatives (as defined below) who need to know such information for the Permitted Purpose and are bound by obligations of confidentiality with respect to such information, (b) as required by law, regulation or applicable rule, but only after providing the Company, to the extent reasonably practicable and legally permissible, with prior written notice and (at the Company’s sole expense) an opportunity to limit or eliminate such disclosure, (c) in connection with the exercise (or partial exercise) of the Warrants or transfer (or potential transfer) of its investment in the Company; provided, that as a condition to such disclosure, any Person(s) to whom such information is to be disclosed enters into confidentiality agreement enforceable by, and on terms reasonably acceptable to, the Company, or (d) with the prior written consent of the Company.  As used in this Agreement, “Representatives” means, with respect to Purchaser, its affiliates (other than portfolio companies), directors, officers, employees, financial advisors, attorneys, accountants, agents and representatives.  Nothing in this Section 2 shall be interpreted or construed as modifying or limiting the duties (including fiduciary duties) of the Preferred Directors in their capacities as Preferred Directors.

Section 3.              Miscellaneous.

(a)           Entire Agreement.  This Agreement, the Purchase Agreement, and the other documents and instruments referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by any party or any of its affiliates set forth herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

Exhibit D-2

(b)           Interpretation.  If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.  Any words imparting the singular number only shall include the plural and vice versa.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(c)           Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  Each of the parties hereby irrevocably and unconditionally agrees (A) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (B) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal processes and notify the other parties of the name and address of such agent,  and that, to the fullest extent permitted by applicable law, service made pursuant to (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.  Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)           Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS

Exhibit D-3

AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)           Modifications in Writing.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

(f)            Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including by electronic means) and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(g)           Binding Effect; Assignment; Termination.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party hereto without the prior written consent of each of the other parties.  Section 1 of this Agreement shall terminate on the Standstill Termination Date, except that in any such case the provisions of Section 2 this Section 3 shall survive any termination of this Agreement and except that no party to this Agreement shall be relieved or released from liability for damages arising out of a breach of this Agreement before such termination.

(h)           Independent Counsel.  Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the parties and may not be construed against any party by reason of its preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

[Signature Page Follows]

Exhibit D-4

IN WITNESS WHEREOF, the parties hereto execute this Standstill Agreement, effective as of the date first above written.

COMPANY:

CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

PURCHASER:

[•]

By:
Name:
Title:

[Signature Page to Standstill Agreement]